Exhibit 10.16

ONTORII, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into effective as of the 1st of April, 2012 (the “Effective Date”) by and between Ontorii, Inc., a Delaware corporation with its principal place of business at 419 Western Avenue, Boston, Mass. 02135 (the “Company”), and Greg Verdine an individual with his principal place of business at [Address] (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.	Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2.	Applicability to Past Activities

Consultant agrees that if and to the extent that Consultant provided any services or made efforts on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Consultant’s involvement with the Company, that would have been “Services” if performed during the term of this Agreement (the “Prior Consulting Period”) and to the extent that during the Prior Consulting Period: (i) Consultant received access to any information from or on behalf of Company that would have been “Confidential Information” (as defined below) if Consultant received access to such information during the term of this Agreement; or (ii) Consultant conceived, created, authored, invented, developed or reduced to practice any item (including any intellectual property rights with respect thereto) on behalf of or for the benefit of Company, or related to the current or prospective business of Company in anticipation of Consultant’s involvement with Company, that would have been an “Invention” (as defined below) if conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement; then any such information shall be deemed “Confidential Information” hereunder and any such item shall be deemed an “Invention” hereunder, and this Agreement shall apply to such activities, information or item as if disclosed, conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement. Consultant further acknowledges that Consultant has been fully compensated for all Services provided during any such Prior Consulting Period.

3.	Confidentiality

A. Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or identified to Consultant as reasonably anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed to Consultant by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; (iii) is in the rightful possession of Consultant, without violation of Consultant’s confidentiality obligations under this Agreement, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; (iv) becomes available to Consultant on a nonconfidential basis; or (v) was independently developed by Consultant without reference to the information provided to Consultant a by Company, its affiliates and subsidiaries. In addition, Confidential Information shall not include information directly or indirectly generated by Consultant unless the information (i) is generated as a direct result of the performance of Services by Consultant and (ii) is not directly or indirectly generated in the course of Consultant’s activities for Harvard University or for Third Rock Ventures, LLC.

B. Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information by Consultant, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and, at Company’s sole expense, reasonably assist Company to seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Confidential Information to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 3.B shall continue for three (3) years after the termination of this Agreement.

C. Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will use good faith efforts to not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D. Third Party Confidential Information. Provided that third party Confidential Information is specifically identified to Consultant in writing as constituting third party Confidential Information prior to or contemporaneous with its disclosure to Consultant, Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and for three (3) years thereafter, Consultant owes the Company and such third parties a duty to hold all such third party Confidential Information in the strictest confidence and not to use it or disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

4.	Ownership

A. Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. However, the term Inventions excludes such materials, ideas and knowledge generated in the course of Consultant’s activities for Harvard University and for Third Rock Ventures, LLC. Consultant also agrees to use good faith efforts to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or assist in assigning) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B. Pre-Existing Materials. Subject to Section 4.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with Inventions, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information which is known to Consultant to be owned by any third party into any Invention without Company’s prior written permission, including without limitation any free software or open source software.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. Consultant agrees to use good faith efforts to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of the Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise reasonably specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 4.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any applications for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 4.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

5.	Conflicting Obligations

A. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

B. In light of the unique and specialized nature of Consultant’s services, Consultant shall not have the right to subcontract the performance of any Services other than to an entity which at the relevant time Consultant substantially owns or controls including, without limitation, Verdyne Corporation, a Verdine family trust, or an LLC so long as Greg Verdine directly and personally renders all of the Services and Greg Verdine remains liable for all obligations of Consultant.

6.	Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 4.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

7.	Reports

Consultant agrees that Consultant will periodically keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

8.	Term and Termination

A. Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided in Section 8.B.

B. Termination. The Company or Consultant may terminate this Agreement upon giving the other Party fourteen (14) days prior written notice of such termination pursuant to Section 14.G of this Agreement.

C. Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services provided by Consultant through the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Article 1 of this Agreement; and

(2) Article 3 (Confidentiality), Article 4 (Ownership), Section 5.B (Conflicting Obligations), Article 6 (Return of Company Materials), Article 8 (Term and Termination), Article 9 (Independent Contractor; Benefits), Article 10 (Indemnification), Article 11 (Nonsolicitation), Article 12 (Public Statements), Article 13 (Arbitration and Equitable Relief), and Article 14 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

9.	Independent Contractor; Benefits

A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

10.	Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and other legal expenses (but excluding attorneys’ fees and other legal and accounting expenses regarding (ii) in this Article), arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

11.	Nonsolicitation

To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Article 11 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Article 3.

12.	Public Statements

Company agrees that it will not make any public statement which specifically refers to Consultant unless the proposed statement has been provided to Consultant for his review and approval at least forty-eight (48) hours before publication and Company receives Consultant’s approval.

13.	Arbitration and Equitable Relief

A. Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN THE GENERAL LAWS OF MASSACHUSETTS, CHAPTER 251 (THE “RULES”) AND PURSUANT TO MASSACHUSETTS LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES WHICH CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING

ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, THE MASSACHUSETTS FAIR EMPLOYMENT PRACTICES ACT, THE MASSACHUSETTS CIVIL RIGHTS ACT, THE MASSACHUSETTS EQUAL PAY ACT, THE MASSACHUSETTS EQUAL RIGHTS ACT, THE GENERAL LAWS OF MASSACHUSETTS, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT.

B. Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS COMMERCIAL ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH MASSACHUSETTS LAW AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL MASSACHUSETTS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH MASSACHUSETTS LAW, MASSACHUSETTS LAW SHALL TAKE PRECEDENCE. CONSULTANT AND COMPANY BOTH AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN MASSACHUSETTS.

C. Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Availability of Injunctive Relief. BOTH PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES. THE “PREVAILING PARTY” MEANS THE PARTY DETERMINED TO HAVE MOST NEARLY PREVAILED, EVEN IF SUCH PARTY DID NOT PREVAIL IN ALL MATTERS, AND NOT NECESSARILY THE ONE IN WHOSE FAVOR AN AWARD, JUDGMENT OR FINAL ORDER IS RENDERED OR ISSUED.

E. Administrative Relief. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT

AGENCY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT IT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT IT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING ITS RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT IT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

14.	Miscellaneous

A. Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of Massachusetts, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Massachusetts.

B. Assignability. Consultant may assign any or all of his obligations and any or all of his rights under this Agreement to any entity which Consultant may at the relevant time substantially own or control including, without limitation, Verdyne Corporation, a Verdine family trust, or an LLC so long as Greg Verdine directly and personally renders all of the Services and Greg Verdine remains liable for all obligations of Consultant. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that he is not relying on any statement or representation not contained in this Agreement.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by either Party of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three (3) business days after mailing in accordance with this Section 14.G.

(1) If to the Company, to:

419 Western Avenue ,Boston, Mass. 02135

Attention: Ken Takanashi

(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided by Consultant to the Company.

H. Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled. The “prevailing Party” means the Party determined to have most nearly prevailed, even if such Party did not prevail in all matters, and not necessarily the one in whose favor an award, judgment or final order is rendered or issued.

I. Signatures. This Agreement may be signed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one (1) document.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		ONTORII, INC.

By:	/s/ Gregory L. Verdine	By:	/s/ Ken Takanashi

Name:	Gregory L. Verdine	Name:	Ken Takanashi

Title:		Title:	Director

Address for Notice:

[Address]

EXHIBIT A

SERVICES AND COMPENSATION

1.	Contact. Consultant’s principal Company contact:

Name:	Ken Takanashi

Title:	Director / Corporate Secretary

Email:

Phone:

2.	Services. The Services will be the following:

Consultant shall provide research and development advice relating to the use of oligonucleotides and modified versions thereof as drugs, and Consultant shall serve as Co-Chair of the Company’s Scientific Advisory Board. Consultant shall provide approximately one (1) day, which is defined to be a maximum of eight (8) hours, per week of Services to the Company during the term of this Agreement.

3	Compensation.

A. The Company will pay Consultant $12,500 per month, or any part of a calendar month, for the Services provided hereunder until this Agreement terminates. This payment will be made automatically, in arrears, on a monthly basis, with no invoicing. The accumulated fees due for the period between April 1, 2012 and the signing date of this agreement will be paid immediately upon signing, in one lump sum, in recognition of the Consultant’s having provided services during that period.

B. The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company for incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

This Exhibit A is accepted and agreed upon as of 1st April 2012.

CONSULTANT		ONTORII, INC.

By:	/s/ Gregory L. Verdine	By:	/s/ Ken Takanashi

Name:	Gregory L. Verdine	Name:	Ken Takanashi

Title:		Title:	Director